Exhibit 10.1

LOAN AGREEMENT

(Non-Revolving Line Of Credit)

This Loan Agreement (“Agreement”) is made on October 2, 2025, by and among Kopin Corporation and Kopin Targeting Corporation, both Delaware corporations having their principal office at 125 North Drive, Westborough, Massachusetts, MA 01581-3341 (collectively, “Borrower”), and Rockland Trust Company, a Massachusetts trust company having an address at 288 Union Street, Rockland, MA 02370 (together with its successors and assigns as holder of the Note, “Bank”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

Advances: Advances made by the Bank to the Borrower under the Line of Credit.

Applicable Law: All laws, rules, regulations, orders and requirements of all Government Agencies.

Borrower’s Premises: Any real property owned or occupied by the Borrower.

Business Day: Any day which is neither a Saturday, Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Boston, Massachusetts.

Charter Documents: Borrower’s Articles of Organization and By-laws.

Collateral: Cash of the Borrower deposited in one or more deposit accounts at the Bank, and any certificate of deposit or other instrument in which such funds are invested.

Conditions of Lending: Are defined in Section 2.4.

Default and Event of Default: Are defined in Section 5.

Government Agency: The United States Government or any department, agency or instrumentality thereof or of any State or municipality.

Line of Credit: The line of credit established under this Agreement.

Loan: All Advances at any time outstanding.

Loan Documents: Collectively, the Note, this Agreement, one or more Account Pledge Agreements covering the Collateral and all other documents and instruments evidencing, securing or relating to the Line of Credit, together with all extensions, renewals, modifications and amendments.

Maximum Commitment: $24,050,000, less: (a) the face amount of Bank’s letter of credit number 23-0675 issued September 6, 2023, as previously increased by amendment no. 2 dated May 13, 2024, to $1,050,000 (“Rockland Letter of Credit”), and (b) the face amount of the USBank letter of credit issued as security in connection with the appeal of the judgment in the case referred to in Section 4.4(a) (“USBank Letter of Credit”).

Note: The promissory note dated the date of this Agreement, given by the Borrower to the order of Bank and evidencing the Line of Credit, together with all extensions, renewals, modifications and amendments thereof.

Obligation: Means: (a) any obligation of the Borrower to the Bank for the payment of money, including without limitation the Note and the Loan; (b) the performance and observance by Borrower of each and every covenant contained in this Agreement or any other Loan Document; (c) all interest and other charges due from Borrower to the Bank; (d) all liabilities of Borrower to the Bank to repay overdrafts and other amounts due to the Bank; (e) all fees, expenses, charges and other amounts owing by or chargeable to Borrower under any such agreements; and (f) all costs and expenses owing to Bank, in each case whether direct or indirect, absolute or contingent, matured or unmatured, primary or secondary, certain or contingent, due or to become due, now existing or hereafter arising, and whether denominated secured or unsecured.

2. THE Line of Credit, proceeds and payments.

2.1 Line of Credit. Concurrently herewith the Bank is establishing the Line of Credit in favor of the Borrower. Subject to the terms and conditions of this Agreement, including, but not limited to, the Conditions of Lending, the Bank shall make Advances to the Borrower under the Line of Credit up to an amount at any time outstanding not more than Maximum Commitment. To evidence the Line of Credit and the Advances, the Borrower has delivered the Note to Bank. The Line of Credit and Advances will be secured in accordance with the Loan Documents. To the extent that the amount outstanding under the Line of Credit exceeds the Maximum Commitment at any time, such excess shall be due and payable immediately upon demand from the Bank. Borrower shall make payments of principal and interest when and at the rate provided in the Note. All payments by Borrower shall be made without deduction, set-off or counterclaim.

2.2 Repayment of Loan. The Line of Credit may be terminated for further Advances at any time by the Bank after the occurrence and continuance of an Event of Default. Advances to reimburse USBank with respect to drawings under the USBank Letter of Credit will at all times be due and payable on demand. Provided that the Line of Credit has not been terminated upon the occurrence of an Event of Default, the Line of Credit will be available for advances until July 1, 2026 (the “Credit Expiration Date”). Unless the Line of Credit is renewed by the Bank, no further advances will be permitted after the Credit Expiration Date. Availability for the Line of Credit will be considered renewed if and only if the Bank has sent the Borrower a written notice of renewal (“Renewal Notice”) effective as of or prior to the Credit Expiration Date. Renewal will be in the sole discretion of the Bank and may require certain additional conditions or changes as a condition of renewal. If renewed, the Line of Credit will remain subject to all the terms and conditions set forth in the Loan Documents, except that the “Credit Expiration Date” shall be the date set forth in the Renewal Notice, and such process for renewal will apply to any subsequent renewal of the Line of Credit.

2.3 Conditions of Lending. The commitment of the Bank to make Advances under the Line of Credit shall be subject to the condition that the statements, representations and warranties of the Borrower contained herein are and continue to be true in all material respects, that no Default or Event of Default has occurred and is continuing.

2.4 Fees. Borrower shall pay to the following fees in connection with the Line of Credit:

a. An annual fee in the amount of 2% of the face amount of the USBank Letter of Credit, which shall be shared 1.35% to USBank, and .65% to Bank.

b. Any and all fees payable under the Continuing Reimbursement Agreement for Letters of Credit dated August 11, 2023 between Kopin Targeting Corporation and Bank, or any other amounts payable by either Borrower with respect to letters of credit issued by Bank for the account of either Borrower.

c. Any commissions, fees and other charges payable by Bank pursuant to Sections 2(b) and (c) of the Continuing Reimbursement Agreement for Letters of Credit (Domestic Correspondent Banks) between USBank and Bank with respect to the USBank Letter of Credit.

2.5 Use of Proceeds. The Advances shall be used to pay drafts drawn under letters of credit issued by USBank to secure obligations of the Borrower, for which Bank is obligated pursuant to the aforementioned Continuing Reimbursement Agreement for Letters of Credit (Domestic Correspondent Banks).

2.6 Bank’s Records. Bank is authorized to record on its books all Advances under the Line of Credit and all payments received; however, failure of Bank to make any such notation, or any error in any such notation, shall not affect any Obligation of Borrower to the Bank.

2.7 Direct Charge. The Bank may charge any account of the Borrower (other than accounts designated as payroll accounts) with any interest, principal, fees, costs and charges owing to the Bank and will notify the Borrower of the amount so charged.

3. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into the Line of Credit and to make Advances thereunder, the Borrower represents and warrants to the Bank, that:

3.1 Existence and Good Standing. The Borrower is a legally existing entity and is in good standing under the laws of Delaware and is qualified to do business in Massachusetts.

3.2 Authority; No Violation. The Borrower has full right, power and authority to enter into and perform its Obligations under this Agreement and each of the other Loan Documents it is a party to and to grant a security interest to the Bank. This Agreement and the other Loan Documents are binding upon the Borrower as well as the Borrower’s successors and assigns, and are legally enforceable in accordance with their terms. The foregoing representations and warranties and all other representations and warranties contained in this Agreement are and shall be continuing in nature and shall remain n full force and effect until such time as this Agreement and the other Loan Documents are terminated or cancelled as provided herein

3.3 Maintenance of Collateral. The Borrower has not, and shall not, sell, assign, transfer, encumber or otherwise dispose of any of Borrowers’ rights in the Collateral.

3.4 Compliance with laws. The execution and delivery of this Agreement and the other Loan Documents will not violate any law or agreement governing the Borrower or to which the Borrower is a party or to which any of the Collateral is subject.

3.5 Assets of Business; Title to Assets. The Borrower is the owner of the Collateral and has the right to pledge, sell, assign or transfer the same free and clear of all liens, encumbrances, attachments, security interests, pledges and charges except inf in favor of the Bank.

3.6 Accuracy and Completeness of Information. All financial information, including, but not limited to, financial statements, balance sheets and income statements, given to Bank with respect to Borrower and in connection with the Line of Credit is accurate, correct and complete.

4. COVENANTS. Until the Line of Credit shall have been paid in full, Borrower covenants and agrees as follows:

4.1 Payments. Borrower will pay principal, interest, fees and all other amounts payable under the Note and/or this Agreement and on the Obligations when and as due.

4.2 Books and Records; Other Inspections. Borrower will maintain complete books of account and other records reflecting the results of their business operations, and in the case of the Borrower, its assets and liabilities. Bank or its designated agents will have the right at any time to inspect and/or make copies of said books and records. The Borrower will pay the Bank’s customary charges for such audits, examinations and inspections and out of pocket expenses. The Bank may inspect Borrower’s premises at such reasonable times as the Bank deems necessary.

4.3 Depository Relationship. To enable the Bank to better monitor the financial condition of the Borrower, the Borrower will maintain a cash collateral account all of their principal deposit and operating accounts with the Bank.

4.4 Notices to Bank. Borrower will promptly notify the Bank in writing of:

(a)	Any adverse developments in Kopin Corporation and BlueRadios, Inc. Civil Action No. 1:16-cv-02052-JLK, United States District Court, D. Colorado.

(b)	Any substantial dispute between any Government Agency and the Borrower which, if determined adversely, could result in a material adverse change in the results of operations or assets of the Borrower.

(c)	Any Default or Event of Default under this Agreement.

(d)	Any material adverse change in Borrower’s business condition (financial or otherwise), operations, properties or prospects, or ability to repay the Line of Credit.

5. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute a “Default” or an “Event of Default” under this Agreement:

5.1 Payments under Note. Failure to make any payment due under the Note or to reimburse any draw under the Rockland Letter of Credit or the USBank Letter of Credit, in each case as and when such payment is due.

5.2 Other Payments due the Bank. Failure of Borrower to make payment of any Obligation to the Bank as and when such payment is due, whether a periodic payment, payment at maturity, payment due on acceleration or otherwise.

5.3 Performance of Obligations, Cross-Default. If a Default or Event of Default or breach of any of the covenants, terms or conditions of this Agreement shall occur, or an Event of Default under any other of the Loan Documents.

5.4 Breach of Representations and Warranties. If any representation or warranty made in this Agreement, or if any representation or warranty contained in any other of the Loan Documents or hereafter made by Borrower shall be breached or shall prove to be false, inaccurate or incomplete in any material respect.

5.5 Bankruptcy, etc. Any complaint, application, or petition is filed by or against the Borrower or pursuant to the Bankruptcy Code as amended from time to time or pursuant to any other insolvency procedure; or a receiver, trustee, or other similar person is appointed, pursuant to court action or otherwise, to take custody or control of Borrower or Borrower’s business or any of Borrower’s assets; or the granting by the Borrower of any trust mortgage or assignment for the benefit of its creditors; or failure by the Borrower to pay its debts as they come due; or if Borrower shall become insolvent; or the calling of a meeting of creditors of the Borrower; or the initiation of any other judicial or non-judicial proceeding by or against the Borrower which seeks or intends to accomplish a reorganization or arrangement with Borrower’s creditors.

5.6 Attachment or Levy. If there shall occur any attachment by trustee process, judgment lien, levy or other involuntary encumbrance on the Collateral.

5.7 Material Adverse Change. A material adverse change occurs in the financial condition or management of Borrower.

6. REMEDIES ON DEFAULT.

6.1. Rights and Remedies. In addition to any other rights and remedies available to the Bank hereunder or under applicable law or in equity, the Bank may exercise any one or more of the following rights and remedies:

(a) No Further Advances. Upon the occurrence of any Default or Event of Default, terminate the Line of Credit and any obligation to make additional Advances thereunder.

(b) Acceleration. Upon the occurrence of any Event of Default, declare the unpaid portion of the Line of Credit and any other Obligations of the Borrower to the Bank to be immediately due and payable, without further notice or demand; and the same, together with all interest and any applicable prepayment fee, shall then become immediately due and payable.

(c) Enforcement. Upon the occurrence of any Event of Default, enforce all of its rights and remedies as provided under the Note or any other Loan Documents, or other rights and remedies under applicable law.

6.2 Remedies Cumulative and Concurrent. The rights and remedies of Bank as provided in this Agreement and in the other Loan Documents shall be cumulative and concurrent and may be pursued separately, successively or together against Borrower or any collateral, or any one or more of them, at the sole discretion of Bank, and may be exercised as often as Bank shall determine as occasion therefor shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof, nor shall the choice of one remedy be deemed an election of remedies to the exclusion of other remedies.

7. MISCELLANEOUS.

7.1 Further Assurances. Borrower, upon request of Bank, will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of the Line of Credit, this Agreement and the other Loan Documents and upon any failure of Borrower to do so for ten days after receipt of written request therefor, Bank may make, execute and record any and all such instruments, certificates and Borrower irrevocably appoints Bank its agent and attorney-in-fact (which shall be coupled with an interest) of Borrower to do so.

7.2 Materiality. All representations, warranties, covenants and agreements set forth in this Agreement and in the other Loan Documents are material and shall be deemed to have been relied upon by the Bank in establishing the Line of Credit and making Advances thereunder, notwithstanding any investigation heretofore or hereafter made by the Bank.

7.3 Survival. The warranties, representations, covenants and agreements set forth in this Agreement and in the other Loan Documents shall survive the establishment of the Line of Credit and the making of Advances thereunder, and shall continue in full force and effect until the Note shall have been paid in full and all Obligations to the Bank performed, excepting only such Obligations as specified in the Loan Documents which, by their terms, survive the repayment of the Note.

7.4 Notice. All notices, demands, requests and other communications required under this Agreement shall be in writing and given to Borrower and Bank at the address for each first set forth above, by certified or registered mail, return receipt requested, or by next business day courier service. Any party may change its address for such a notice by written notice to the other.

7.5 Bank’s Right to Perform the Obligations. If Borrower shall fail to make any payment or perform any act required by this Agreement or the other Loan Documents, then, at any time thereafter, without notice to or demand upon Borrower and without waiving any Default or Event of Default or releasing any Obligation or security, Bank may make such payment or perform such act for the account of and at the expense of Borrower. All sums so paid by Bank, and all costs and expenses, including, without limitation, attorneys’ fees and expenses so incurred together with interest thereon at the rate charged under the Note upon an Event of Default, from the date of payment or incurring, shall be secured by the Loan Documents, and shall be paid by Borrower to Bank on demand.

7.6 Indemnity. The Borrower shall indemnify, defend, and hold the Bank harmless against any claim brought or threatened against the Bank by any person (as well as from attorney’s fees and expenses incurred by the Bank in connection therewith) on account of the Bank’s relationship with the Borrower, each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank’s selection, but at the expense of the Borrower.

7.7 Integration/Severability. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, written or oral, if any, relating to the subject matter hereof. In case any one or more of the provisions of this Agreement or of any other Loan Documents shall be invalid, illegal or unenforceable in any respect, the validity of this Agreement and each of the other Loan Documents and the remaining provisions thereof shall be in no way affected.

7.8 Modifications. This Agreement, the other Loan Documents and the terms of each of them may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is asserted.

7.9 Applicable Law. This Agreement, together with the Note and each of the other Loan Documents shall be governed by and construed according to the internal laws of Massachusetts without regard to conflicts of laws principles, and this Agreement is executed as a sealed instrument under Massachusetts law. Borrower hereby submits to the jurisdiction of each state and federal court which sits in Massachusetts, and agrees that service made against Borrower in accordance with the notice provisions of this Agreement or the other Loan Documents shall be proper service. Venue for the enforcement of any of the Obligations under this Agreement or under any of the other Loan Documents shall lie in Massachusetts; and Borrower waives any right to claim that Massachusetts is an inconvenient forum.

7.10 Right Of Setoff; Freeze. Any and all deposits or other sums at any time credited by or due to the Borrower from the Bank, and any cash, securities, instruments, or other property of the Borrower in the possession of the Bank, whether for safekeeping, or otherwise, or in transit to or from the Bank, or in the possession of any third party acting on the Bank’s behalf (regardless of the reason the Bank had received same or whether the Bank has conditionally released the same) shall at all times constitute security for any and all Obligations of the Borrower to the Bank, and may be applied or set off against such Obligations at any time without notice, whether or not any such Obligation is then due and whether or not other collateral is available to the Bank. The Bank shall also have the right, at its option, upon the occurrence of any event which would entitle the Bank to exercise any of its rights set forth in this Section, to freeze, block or segregate any of such deposits or other cash, securities, instruments, or other property of the Borrower so that Borrower may not access, control or draw upon the same.

7.11 Documents; Counterparts. This Agreement may be executed in counterparts, all of which shall be deemed to constitute a single instrument. This Agreement and all other agreements and documents of any kind relating to the Obligations may be reproduced by the Bank by photographic, computer imaging, or similar process, and the Bank may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original whether or not the original is in existence and whether or not such reproduction was made in the regular course of business. Any signature of the Borrower upon any such agreement or document which is transmitted as a facsimile, a scan or portable document format shall be deemed a valid and binding signature of the Borrower with the same effect as if a manually signed original signature. Any signature (including any electronic symbol or process) adopted by a person authorized to sign for Borrower shall have the same legal validity as a manually executed signature or use a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the federal Electronic Signatures in Global and National Commerce Act and similar state laws, and the Borrower hereby waives any objection to the contrary.

7.12 Headings. The article headings and the section and subsection captions are inserted for convenience of reference only and shall in no way alter or modify the text of such articles, sections and subsections.

7.13 Certain Waivers.

BORROWER AND BANK EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN OR ANY OTHER CLAIM ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR IN CONNECTION WITH ANY OBLIGATIONS OR ALLEGED OBLIGATIONS OF THE BANK TO LOAN MONEY TO BORROWER. BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY: (A) WAIVES ANY RIGHT TO AND AGREES NOT TO BRING ANY PROCEEDING, INCLUDING, WITHOUT LIMITATION, COURT ACTION, ARBITRATION, MEDIATION, ADMINISTRATIVE PROCEEDING OR OTHERWISE AGAINST BANK AND/OR ANY AFFILIATE, OTHER THAN IN THE COMMONWEALTH OF MASSACHUSETTS; AND (B) WAIVES ANY NOW EXISTING AND/OR HEREAFTER ARISING RIGHT TO ANY CONSEQUENTIAL, PUNITIVE, SPECIAL, EXEMPLARY AND/OR INCIDENTAL DAMAGES. Borrower acknowledges that neither Bank nor any of its representatives, agents or counsel has represented that Bank would not, in the event of any such suit, action or proceeding, seek to enforce the foregoing waivers. Borrower acknowledges that Bank has been induced to enter into this Agreement by, among other things, this waiver.

7.14 No Marshaling. The Bank shall be under no obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations.

7.15 Participants. Bank may grant participations in the Line of Credit to such institutional entities as Bank may, from time to time, select.

7.16 Costs and Expenses; Dishonored Payments. The Borrower agrees to pay on demand all reasonable (i) costs and expenses (including, without limitation, legal fees) of the Bank in connection with the closing of the Line of Credit, the preparation of the Loan Documents and any amendments or modifications of any of the Loan Documents subsequent to the date hereof, (ii) filing fees payable in connection with the execution and delivery of this Agreement and each of the other Loan Documents and perfection of any liens, pledges or security interests, (iii) costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel and independent public accountants) incurred by the Bank in connection with interpreting, administering, preserving, enforcing or exercising any rights or remedies under this Agreement and the other Loan Documents, all whether or not legal action is instituted, with interest at the rate charged under the Note upon an Event of Default from the date of expenditure by Bank until said sums have been paid by Borrower.

7.17 No Liability. Any term or condition of this Agreement or of the other Loan Documents to the contrary notwithstanding, Bank shall not have, and by its execution and acceptance of this Agreement hereby expressly disclaims, any obligation or responsibility for the management, conduct, or operation of the business and affairs of Borrower, notwithstanding the grant or denial of any approval or consent by the Bank under any of the Loan Documents, nor the specification by the Bank of any requirements by the Bank for the administration of the Line of Credit or the Loan Documents.

7.18 Loan Audit Compliance; Post-Closing Conditions. (a) The Loan, including all subsequent renewals and extensions thereof, will be subject to a POST-CLOSING QUALITY CONTROL DOCUMENTATION REVIEW. The Borrower, if requested by Bank, agrees to cooperate fully and adjust for clerical errors on any and all documents or instruments executed in connection with the making of the Line of Credit, and to execute and deliver all such further instruments as the Bank may reasonably require to effectuate more perfectly the intent of the Loan Documents.

(b) In the event that the Borrower has failed to deliver to Bank any document, approval or opinion required as a condition to the Loan, Bank’s funding of the Loan shall not constitute a waiver of such requirement. A list of required items not delivered by Borrower to Bank as of the date hereof is attached hereto; a failure to deliver any such item within the time period specified shall constitute an Event of Default hereunder.

7.19 USA PATRIOT Act Notice. Lender hereby notifies the Borrower, which term for purposes of this paragraph shall include any individual(s) opening any account on behalf of the Borrower, that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, date of birth (for an individual Borrower) and street address of the Borrower together with other documentation that will allow Lender to identify the Borrower in accordance with the USA PATRIOT Act. Such other documentation may include a valid driver’s license and/or other identifying documents. The Borrower shall, promptly following a request by the Lender, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

7.20 Release of Collateral. Provided no Event of Default has occurred and is continuing hereunder, upon: (i) the cancellation of Bank’s reimbursement obligations to USBank wih resect to the USBank Letter of Credit, and (ii) the payment in full of all fees owed by Borrower with respect thereto, the Borrower shall be entitled to release of the cash collateral pledged to secure the same under the Account Pledge and Security Cash Collateral (Cash Collateral) of Kopin Corporation of even date herewith, except to the extent that the Rockland Letter of Credit is not then 100% fully cash-collateralized, in which case Bank may retain in pledge an amount sufficient to satisfy such cash-collateralization requirement.

[Signature page follows.]

IN WITNESS WHEREOF, the Borrowers have executed this Agreement as a sealed instrument and delivered it to Bank as of the date first above written.

BORROWERS:

KOPIN CORPORATION		KOPIN TARGETING CORPORATION

By	/s/ Erich Manz	By:	/s/ Erich Manz
Name	Erich Manz	Name:	Erich Manz
Title:	CFO & Treasurer	Title:	CFO & Treasurer

BANK:

ROCKLAND TRUST COMPANY

By:	/s/ Craig O’Hare
Name:	Craig O’Hare
Title:	Vice President

Loan Agreement (Non-Revolving Line of Credit)